EXHIBIT 3

                            AMENDMENT NO. 1
                                  to
                     REGISTRATION RIGHTS AGREEMENT


THIS AMENDMENT NO. 1 dated April 1996 to REGISTRATION RIGHTS AGREEMENT dated as of March 28, 1996 (the "Agreement") by and among Key Energy Group, Inc., a Maryland corporation ("Key"), and each of the other persons executing a signature page hereto (the "Holders").

WITNESSETH:

	WHEREAS, capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement; and

	WHEREAS, the parties hereto have determined that it is necessary and advisable and in their mutual best interests to amend certain provisions of the Agreement.

	NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

	1.	The definition of "Common Shares" in Section 1 of the Agreement is
    amended by substituting "4,560,463" for "3,697,495" in the first line thereof.

 2.	The definition of "Warrants" in Section 1 of the Agreement is amended by substituting "569,642" for "469,551" in the first line thereof.

	3.	The persons executing this Agreement as New Holders on the signature pages hereto shall become parties to the Agreement as of the date hereof and shall be deemed to be Holders for all purposes of the
    Agreement.

 4.	Except as specifically amended hereby, the Agreement is hereby ratified and affirmed in its entirety.

   	IN WITNESS WHEREOF, Key and the other parties hereto have caused this Amendment No. 1 to Registration Rights Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

								KEY ENERGY GROUP, INC.

								By:                            								Name:	Francis D. John

								Title:	President

								NEW HOLDERS:

								W. Philip Marcum

								Kevin P. Collins

								Douglas B. Thompson

								George Konomos

								NEPTUNE 1989C OFFSHORE
								INVESTORS LIMITED

								By:
								Name:	Francisco A. Garcia
								Title:	Rep. of Inv. Mgr.

								NEPTUNE PARTNERS-1989A,L.P.

								By:                         								Name:	Francisco A. Garcia
								Title:	Rep. of G.P.

        NEPTUNE 1989 INVESTORS
								LIMITED

								By:                          								Name:	Francisco A. Garcia
								Title:	Rep. of Inv. Mgr.


								CUDD & CO.

								By:                          								Name:
								Title:

								ORIGINAL HOLDERS:

     			[signature pages attached]